SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                       Date of Report: November 24, 2004


                         Embryo Development Corporation
             (Exact name of registrant as specified in its charter)

Delaware                              0-27028               13-3832099
(State or other jurisdiction   (Commission File Number)   (IRS Employer
of incorporation)                                          Identification
                                                              Number)

                     305 Madison Avenue, New York, NY    10165
                Address of principal executive offices (Zip Code)


Registrant's telephone number including area code     (212) 808-0607

_____________________________________________________________________________
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

Item 3.02. Unregistered Sales of Equity Securities

     Pursuant to a Securities Purchase Agreement ("Agreement"), the Registrant offered for sale up to $750,000 of its one year 8% Senior Secured Convertible Promissory Notes ("Notes"). The Agreement also provided that the purchasers of the Notes would receive five year Warrants to purchase an aggregate of up to 750,000 shares of the Registrant's common stock at an exercise price of $.10 per share (1 Warrant for each $1 of principal amount of Note). As of the date of this Report, the Agreement has been finalized with Notes in the principal amount of $550,000 sold to investors and Warrants to purchase 550,000 shares of common stock issued to such investors.

     The Notes and Warrants were offered and sold only to "accredited investors" as that term is defined within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission. The offering was made in reliance upon the exemptions from the registration provisions of the Securities Act of 1933, as amended (the "Act"), and the regulations thereunder afforded by Section 4 (2) of the Act and Rule 506 thereunder.

     Registrant has agreed to pay commissions of up to 10% of the amount of securities sold by registered broker-dealers.

Item 9.01       Financial Statements and Exhibits

        (c)     Exhibits

                4.1     8% Senior Secured Convertible Promissory Note

                4.2     Warrant

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registration has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

                                          EMBRYO DEVELOPMENT CORPORATION


                                          By:/s/ Matthew Harriton
                                              _______________________
                                              Matthew Harriton
                                              Chief Executive Officer

Dated:  November 30, 2004